Exhibit 23.2



                     CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 pertaining to the Amended and Restated 1996 Stock Option Plan of PRT Group Inc.) of our report dated August 28, 1997 with respect to the financial statements of Computer Management Resources, Inc. included in PRT Group Inc.'s Registration Statement on Form S-1 (File No. 333-36169) and the related Prospectus.

                                              ERNST & YOUNG LLP


New York, New York
January 21, 1998